Exhibit 1A-11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Two Hands Corporation

We hereby consent to the use of our report dated April 1, 2019, with respect to the consolidated financial statements of Two Hands Corporation, in its offering circular on Form 1-A, relating to the registration of 200,000,000 shares of common stock, to be filed on or about April 10, 2019. We also consent to the reference of our firm under the caption “experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

April 10, 2019

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